Exhibit 99.1

News
CapitalSource Inc.

5404 Wisconsin Avenue
Second Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael Weiss
Senior Vice President, Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
doakes@capitalsource.com	mweiss@capitalsource.com
CAPITALSOURCE REPORTS FIRST QUARTER 2011 RESULTS
•	Net Income of $3 Million or $0.01 Per Share

•	New Funded Loans of $627 Million at CapitalSource Bank

•	CapitalSource Bank Net Interest Margin Increased to 5.43%

•	Stable Credit Profile / Non-Accrual Loans Decline by 21%

•	Parent Company Unrestricted Cash Tops $1 Billion after Quarter Close
Chevy Chase, MD., April 29, 2011 —CapitalSource Inc. (NYSE: CSE) today announced financial results for the first quarter 2011. Net income for the quarter was $3 million or $0.01 per diluted share, compared to net income in the prior quarter of $6 million or $0.02 per diluted share and a net loss of $212 million or $0.66 per diluted share in the first quarter 2010.
“Our financial results for the first quarter demonstrate growing profitability at CapitalSource Bank, on-going progress on liquidation of the Parent Company legacy loan portfolio and a sustained pattern of stable credit performance,” said John K. Delaney, CapitalSource Executive Chairman. “Significant progress in each of these areas over the past four quarters has allowed us to reorient our short-term strategic focus from a defensive stance to an intensive, proactive and forward looking effort to both fund new loans at CapitalSource Bank and improve its profitability.”
“New loans funded in the first quarter of $627 million represented the highest quarterly production since the formation of CapitalSource Bank in July 2008. The largest concentration of new loans in the quarter was multifamily, although our equipment finance and timeshare receivables businesses were also significant contributors,” said James J. Pieczynski, CapitalSource Co-CEO. “With such a solid start, we now see a reasonable chance for full year originations to exceed our previous guidance of $1.8-1.9 billion.”
“The first quarter was a strong beginning to the new year for CapitalSource Bank. We had net loan growth of 4% despite a high level of pre-payments, deposit growth of 2%, margin expansion of 39 basis points to 5.43%, and improving credit performance,” said Tad Lowrey, CapitalSource Bank President and CEO. “Our capital levels remain above industry norms, with risk-based capital at 18.80% and a Tier 1 leverage ratio of 13.47%.”
“Converting CapitalSource Bank from a California industrial charter to a commercial charter and deploying excess capital at the Parent Company remain top strategic priorities.” said Steven A. Museles, CapitalSource Co-CEO. “We are continuing to work on the optimal next steps for both of these objectives, while growing assets and profitability at CapitalSource Bank with the deposit franchise we operate today.”
“Unrestricted cash at the Parent Company grew to $723 million at March 31, 2011 and increased to over $1 billion on April 1st when we received the Genesis loan pay-off,” said Donald F. Cole, CapitalSource CFO. “At the Parent Company, we expect the loan portfolio will continue to generate cash throughout 2011, as we have fully repaid our secured credit facilities and the only recourse debt maturing during 2011 will be the mandatory redemption of $281 million of convertible debentures in July.”
Revised Metrics and Earnings Presentation — We have made certain revisions to the format of our earnings press release in order to provide a presentation which is more consistent with our banking peers. This quarterly results release highlights the key drivers of our financial performance utilizing new roll forward tables and quarterly comparisons which are designed to enhance transparency and provide helpful analysis of the major factors impacting the quarter.
CAPITALSOURCE BANK SEGMENT
This segment includes our commercial lending and banking business activities in CapitalSource Bank.
First Quarter 2011 Highlights
•	Net Income was $32 million, an increase of $16 million from the prior quarter primarily due to higher interest income and lower tax expense.
•	Loan Production increased to $627 million during the quarter from $536 million in the prior quarter, driving a 4% increase in the loan portfolio balance. The three new origination platforms added in 2010 — equipment finance, small business and professional practice lending — accounted for 20% of the new production volume in the quarter.
•	Liquidity — Cash and investments was $2.0 billion, or nearly 32% of total assets, at quarter end, which we forecast will be sufficient liquidity to support projected net loan growth for the balance of 2011.
•	Net Interest Margin for the quarter was 5.43%, an increase of 39 basis points from the prior quarter primarily due to accelerated accretion of loan discounts and deferred loan fees from increased prepayment levels and a decrease in non-accrual loans.
•	Capital — Capital ratios increased with risk-based capital and Tier 1 leverage ratios of 18.80% and 13.47%, respectively, at quarter end, compared to 18.13% and 13.15%, respectively, at the end of the prior quarter.

•	Credit Quality — Loan loss provision was $11 million for the quarter, compared to $10 million in the prior quarter. Net charge-offs, including an $11 million recovery on a previously charged off real estate loan, were $3 million in the quarter, a decrease of $13 million from the prior quarter. Non-accrual loans decreased to $175 million, or 4.35% of loans, at quarter end, compared to $248 million, or 6.45% of loans, in the prior quarter. The allowance for loan losses increased to $133 million, or 3.31% of loans, as of March 31, 2011, compared to $125 million, or 3.25% of loans, at the end of the prior quarter.
First Quarter 2011 Details

	Quarter Ended
				3/31/11 vs. 12/31/10		3/31/11 vs. 3/31/10
Net Income (Loss)	3/31/11	12/31/10	3/31/10	$	%	$	%
	($ in thousands)
Interest income	$91,804	$87,033	$81,454	$4,771	5%	$10,350	13%
Interest expense	15,210	15,511	17,301	301	2	2,091	12
Provision for loan losses	11,242	9,755	87,704	(1,487)	(15)	76,462	87
Operating expenses	32,941	31,516	24,335	(1,425)	(5)	(8,606)	(35)
Other income	2,965	5,312	8,159	(2,347)	(44)	(5,194)	(64)
Income tax expense (benefit)	3,095	18,854	(56)	15,759	84	(3,151)	(5,627)
Net income (loss)	32,281	16,709	(39,671)	15,572	93	71,952	181
Interest Income was $92 million, an increase of $5 million, or 5%, from the prior quarter due to loan portfolio growth, accelerated accretion of loan discounts and deferred loan fees from increased prepayment levels and a decrease in non-accrual loans.

	Quarter Ended
	03/31/2011			12/31/2010
	Average	Interest	Average	Average	Interest	Average
Net Interest Margin	Balance	Income	Yield/Cost	Balance	Income	Yield/Cost
	($ in thousands)
Total loans	$3,792,412	$76,845	8.22%	$3,650,091	$71,951	7.82%
Investment securities	1,596,615	14,723	3.74	1,684,987	14,769	3.48
Cash and other interest earning assets	334,278	236	0.29	298,221	313	0.42

Total interest-earning assets	5,723,305	91,804	6.51	5,633,299	87,033	6.13
Deposits	4,673,752	13,383	1.16	4,613,309	13,925	1.20
Borrowings	373,278	1,827	1.98	317,337	1,586	1.98

Total interest-bearing liabilities	$5,047,030	15,210	1.22	$4,930,646	15,511	1.25

Net interest spread		$76,594	5.29%		$71,522	4.88%

Net interest margin			5.43%			5.04%

Cash and Investments declined by $103 million from the prior quarter as lower yielding cash and investments were redeployed to fund net loan growth. The portfolio yield at quarter end increased by 25 basis points and the overall duration increased to 2.6 years from 2.4 years.

Cash and Investments	03/31/2011			12/31/2010
	Book Value	Yield	Duration	Book Value	Yield	Duration
	($ in thousands)
Cash and cash equivalents	$440,928	0.28%	—	$377,054	0.20%	—
Agency discount notes	—	—	—	164,917	0.30%	0.3
Agency callable notes	164,223	1.79%	4.2	164,219	1.84%	4.3
Agency debt	76,843	1.73%	1.0	102,263	1.46%	1.0
Agency MBS	944,968	2.83%	3.9	860,441	3.04%	3.9
Non-agency MBS	97,062	4.45%	2.7	112,917	4.57%	2.8
CMBS	179,077	13.17%	1.0	184,473	12.71%	1.2
Corporate debt	4,998	3.04%	0.7	4,998	3.04%	0.9
Asset-back securities	21,398	10.73%	2.0	—	—	—
U.S. Treasury and agency securities	29,795	2.13%	4.2	90,587	0.95%	1.7

	$1,959,292	3.23%	2.6	2,061,869	2.98%	2.4

Total Loans Held for Investment and Loans Held for Sale increased $164 million from the prior quarter as detailed below:

	Quarter Ended
Loan Roll Forward	3/31/2011	12/31/2010	3/31/2010
	($ in thousands)
Beginning balance	$3,848,511	$3,705,992	$3,061,426
New fundings	627,470	536,163	243,031
Loans
Principal repayments	(428,426)	(321,793)	(92,312)
Sales	(17,373)	(19,376)	—
Transfers to REO	(2,013)	(36,594)	—
Charge-offs	(15,350)	(15,881)	(17,894)

Ending balance	$4,012,819	$3,848,511	$3,194,251

	Quarter Ended
Loan Portfolio Mix	3/31/2011	12/31/2010	3/31/2010
	($ in thousands)
General asset-based	$756,851	$682,733	$670,468
Cash flow	835,030	917,960	812,017
General commercial real estate	794,345	853,442	953,821
Multifamily	587,011	318,236	127,647
Healthcare real estate	428,322	500,033	438,071
Healthcare asset-based	181,988	201,524	192,227
Equipment finance	274,669	234,546	—
Small business	154,603	140,037	—

Total	$4,012,819	$3,848,511	$3,194,251

Deposits were $4.7 billion at quarter end, an increase of $87 million from the end of the prior quarter. The weighted average interest rate on deposits was 1.15% at the end of the quarter, a decline of 3 basis points from the end of the prior quarter.
FHLB Borrowings were $400 million, compared to $412 million at the end of the prior quarter. These borrowings are used primarily for interest rate risk management and short-term funding purposes. As of March 31, 2011, the weighted average rate and remaining maturities of FHLB borrowings were 2.01% and 2.9 years, respectively, compared to 1.67% and 2.3 years, respectively, at the end of the prior quarter.
Allowance for Loan Losses was $133 million, or 3.31% of the loan portfolio, an increase of $8 million from the end of the prior quarter.

	Quarter Ended
Allowance for Loan Losses	3/31/2011
	General	Specific	Total	% Loans
	($ in thousands)
Beginning balance	$122,997	$1,881	$124,878	3.25%
Provision for loan losses	7,217	4,025	11,242
Charge-offs, net	—	(3,150)	(3,150)	0.33%

Ending balance	$130,214	$2,756	$132,970	3.31%

	Quarter Ended
	12/31/2010
	General	Specific	Total	% Loans
Beginning balance	$114,940	$16,065	$131,005	3.53%
Provision for loan losses	8,057	1,698	9,755
Charge-offs, net	—	(15,882)	(15,882)	1.70%

Ending balance	$122,997	$1,881	$124,878	3.25%

Non-performing Assets were $308 million, a decline of $23 million, or 7%, from the prior quarter primarily due to decreases in non-accrual loans and REO assets, partially offset by an increase in troubled debt restructured loans due primarily to a $67 million real estate loan that was restructured.

	3/31/2011		12/31/2010
Non-performing Assets		% of Total		% of Total
	Loan Balance	Assets	Loan Balance	Assets
	($ in thousands)
Non-accrual loans — current	$116,568	1.89%	$174,559	2.85%
Non-accrual loans — delinquent 30-89 days	1,688	0.03	3,945	0.06
Non-accrual loans — delinquent 90+ days	56,338	0.91	69,793	1.14

Total non-accrual loans	174,594	2.83%	248,297	4.06%
Accruing loans — delinquent 90+ days	186	—	272	—
Accruing loans — restructured	102,343	1.66	35,689	0.58

Total non-performing loans	277,123	4.48%	284,258	4.65%
REO	30,416	0.49	46,750	0.76

Total non-performing assets	$307,539	4.98%	$331,008	5.41%

Operating Expenses were $33 million, which includes $2 million of additional costs related to the transfer of certain Parent Company support personnel to CapitalSource Bank in the quarter. Those costs were largely offset by reimbursements from the Parent Company which are reported in Other Income. Operating expenses also include $11 million in loan referral fees paid to the Parent Company, which was $1 million higher than the previous quarter due to increased loan production.
Other income was $3 million, a 44% decrease from the prior quarter primarily due to losses from the sale of assets offset by fees from the Parent Company for shared services provided by CapitalSource Bank.
Income Tax Expense was $3 million for the quarter, reflecting a $14 million tax expense related to pre-tax income, offset by a benefit of $11 million for the release of a valuation allowance that CapitalSource Bank maintained with respect to its state net deferred tax assets.
OTHER COMMERCIAL FINANCE SEGMENT
This segment includes the CapitalSource Inc. loan portfolio and other business activities at the Parent Company.
Net Loss was $35 million, or $0.11 per share, compared to a net loss of $8 million, or $0.02 per share in the prior quarter.
Interest Income was $48 million, a decrease of $19 million or 28% from the prior quarter primarily due to the continuing run-off of the Parent Company loan portfolio.
Unrestricted Cash was $723 million, an increase of $256 million from the prior quarter primarily due to loan sales of $133 million related to the European portfolio, loan pay-offs and the disposition of non-performing loans.
Total Loans Held for Investment and Loans Held for Sale were $2.1 billion, a decrease of $437 million from the prior quarter primarily due to loan payoffs and sales of $361 million and loans charged off of $89 million.

	Quarter Ended
Loan Roll Forward	3/31/2011	12/31/2010	3/31/2010
	($ in thousands)
Beginning balance	$2,509,699	$2,921,715	$5,220,814
New fundings	12,925	21,852	44,195
Loans
Principal repayments	(184,715)	(301,089)	(340,523)
Sales	(176,285)	(49,857)	(4,137)
Transfers to REO	—	(9,823)	(51,887)
Charge-offs	(88,720)	(73,099)	(101,549)

Ending balance	$2,072,904	$2,509,699	$4,766,913

Allowance for Loan Losses was $150 million, or 7.25% of the loan portfolio, a decline of $54 million from the end of the prior quarter.

Net Charge-Offs were $88 million in the quarter an increase of $15 million from the prior quarter. Net charge-offs as a percentage of average loans for the twelve months ended March 31, 2011 were 8.20%, as compared to 7.17% for the twelve months ended December 31, 2010.

	Quarter Ended
Allowance for Loan Losses	3/31/2011
	General	Specific	Total	% Loans
	($ in thousands)
Beginning balance	$127,156	$77,088	$204,244	8.14%
Provision for loan losses	(35,283)	68,850	33,567
Charge-offs, net	—	(87,507)	(87,507)	14.97%

Ending balance	$91,873	$58,431	$150,304	7.25%

	Quarter Ended
	12/31/2010
	General	Specific	Total	% Loans
Beginning balance	$199,560	$63,077	$262,637	8.99%
Provision for loan losses	(72,404)	86,756	14,352
Charge-offs, net	—	(72,745)	(72,745)	10.08%

Ending balance	$127,156	$77,088	$204,244	8.14%

Non-Performing Assets were $578 million, a decline of $87 million, or 13%, from the prior quarter primarily due to a $76 million decrease in non-accrual loans. 46 loans totaling $164 million are considered impaired and on non-accrual, but are current as to payment status. All collections on these loans are applied to the outstanding principal balance.

	3/31/2011		12/31/2010
Non-performing Assets		% of Total		% of Total
	Loan Balance	Assets	Loan Balance	Assets
	($ in thousands)
Non-accrual loans — current	$163,974	5.23%	$231,362	6.77%
Non-accrual loans — delinquent 30-89 days	31,853	1.02	18,467	0.54
Non-accrual loans — delinquent 90+ days	178,946	5.71	200,660	5.87

Total non-accrual loans	374,773	11.96%	450,489	13.18%
Accruing loans — delinquent 90+ days	46,885	1.50	49,016	1.43
Accruing loans — restructured	115,427	3.68	118,988	3.48

Total non-performing loans	537,085	17.14%	618,493	18.09%
REO	41,053	1.31	46,934	1.37

Total non-performing assets	$578,138	18.45%	$665,427	19.46%

Operating Expenses were $41 million, a decline of $1 million from prior quarter.
Other income was $32 million for the quarter, compared to other expenses of $5 million for the prior quarter, primarily due to increased gains on sales of investments, lower expenses of real estate owned and other foreclosed assets, and the net loss on the European portfolio that we recognized in the prior quarter.

CONSOLIDATED METRICS
Net Income was $3 million, compared to $6 million from the prior quarter, as detailed below:

	Quarter Ended
				3/31/11 vs. 12/31/10		3/31/11 vs. 3/31/10
	3/31/11	12/31/10	3/31/10	$	%	$	%
	($ in thousands)
Interest income	$142,152	$150,377	$171,414	$(8,225)	(6)%	$(29,262)	(17)%
Interest expense	46,752	48,430	65,001	1,678	3	18,249	28
Provision for loan losses	44,809	24,107	218,940	(20,702)	(86)	174,131	80
Operating expenses	54,261	56,991	63,205	2,730	5	8,944	14
Other income (expense)	17,991	(16,904)	(22,275)	34,895	206	40,266	181
Income tax expense (benefit)	11,162	(1,966)	21,006	(13,128)	(668)	9,844	47
Net income (loss)	3,159	5,911	(211,690)	2,752	47	214,849	101
Interest Income was $142 million, a decrease of $8 million, or 6%, from the prior quarter primarily due to loan portfolio run-off.
Total Loans Held for Investment and Loans Held for Sale decreased $272 million from the prior quarter as detailed below:

Loan Roll Forward	3/31/2011	12/31/2010	3/31/2010
	($ in thousands)
Beginning balance	$6,358,210	$6,627,707	$8,282,240
New fundings	640,395	558,015	287,226
Loans
Principal repayments	(613,141)	(622,882)	(432,835)
Sales	(193,658)	(69,233)	(4,137)
Transfers to REO	(2,013)	(46,417)	(51,887)
Charge-offs	(104,070)	(88,980)	(119,443)

Ending balance	$6,085,723	$6,358,210	$7,961,164

Allowance for Loan Losses was $283 million, or 4.65% of the loan portfolio, compared to $329 million or 5.17% at the end of the prior quarter.
Net Charge-Offs were $91 million in the quarter, an increase of $2 million from the prior quarter. Net charge-offs as a percentage of average loans for the twelve months ended March 31, 2011 were 5.78%, which was consistent with the twelve months ended December 31, 2010.

	Quarter Ended
Allowance for Loan Losses	3/31/2011
	General	Specific	Total	% Loans
	($ in thousands)
Beginning balance	$250,153	$78,969	$329,122	5.17%
Provision for loan losses	(28,066)	72,875	44,809
Charge-offs, net	—	(90,657)	(90,657)	5.90%

Ending balance	$222,087	$61,187	$283,274	4.65%

	Quarter Ended
	12/31/2010
	General	Specific	Total	% Loans
Beginning balance	$314,500	$79,142	$393,642	5.94%
Provision for loan losses	(64,347)	88,454	24,107
Charge-offs, net	—	(88,627)	(88,627)	5.36%

Ending balance	$250,153	$78,969	329,122	5.17%

Non-Performing Assets were $886 million, a decline of $111 million, or 11%, from the prior quarter primarily due to a $149 million decrease in non-accrual loans. 56 loans totaling $281 million were considered impaired and on non-accrual at the end of the quarter, but were current as to payment status. All collections on those loans are applied to the outstanding principal balance.

	3/31/2011		12/31/2010
		% of Total		% of Total
Non-performing Assets	Loan Balance	Assets	Loan Balance	Assets
	($ in thousands)
Non-accrual loans — current	$280,542	3.03%	$405,921	4.30%
Non-accrual loans — delinquent 30-89 days	33,541	0.36	22,412	0.24
Non-accrual loans — delinquent 90+ days	235,284	2.54	270,453	2.86

Total non-accrual loans	549,367	5.92%	698,786	7.40%
Accruing loans — delinquent 90+ days	47,071	0.51	49,288	0.52
Accruing loans — restructured	217,770	2.35	154,677	1.64

Total non-performing loans	814,208	8.78%	902,751	9.56%
REO	71,469	0.77	93,684	0.99

Total non-performing assets	$885,677	9.55%	$996,435	10.55%

Operating Expenses were $54 million, a decrease of $3 million from the prior quarter, primarily due to a decrease in professional fees at the Parent Company.

	Quarter Ended
Operating Expenses	3/31/2011	12/31/2010
	($ in thousands)
Compensation and benefits	$30,379	$29,906
Professional fees	7,188	8,807
Other operating expenses	16,694	18,278

Total operating expenses	$54,261	$56,991

Income Tax Expense was $11 million for the quarter, primarily related to the re-establishment of a valuation allowance at the consolidated group level with respect to CapitalSource Bank’s net deferred tax assets. The valuation allowance was recorded in connection with our plan to reconsolidate our corporate entities for federal tax purposes in 2011.
Valuation Allowance related to the Company’s deferred tax assets at quarter end was $457 million, an increase of $43 million from the end of the prior quarter. The net deferred tax asset at quarter end, after subtracting the valuation allowance, was $63 million. The valuation allowance is a non-cash accounting charge that will exist until there is sufficient positive evidence to support its reduction or reversal.
Book Value Per Share was $6.41 at the end of the quarter, an increase of $0.06 from the end of the prior quarter. Total shareholders’ equity was $2.1 billion at the end of the quarter, an increase of $17 million from the prior quarter primarily due to increases in accumulated other comprehensive income due to foreign currency translation and mark-to-market gains on available-for-sale securities.
Average Diluted Shares Outstanding were 327.0 million shares for the quarter, compared to 326.7 million shares for the prior quarter. Total outstanding shares at March 31, 2011 were 323.3 million.
Quarterly Cash Dividend of $0.01 per common share was paid on March 31, 2011 to common shareholders of record on March 16, 2011.
Conference Call Details
A conference call to discuss the results will be hosted on Friday, April 29, 2011 at 8:30 a.m. EST. Interested parties may access the call via webcast on the Investor Relations section of the CapitalSource web site at http://www.capitalsource.com/investor_relations. An audio replay will also be available on the website from approximately 12 Noon EDT April 29, 2011 through July 29, 2011.
CapitalSource Bank will file its Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only FFIEC 041, for the quarter ended March 31, 2011 (the Call Report) with the Federal Deposit Insurance Corporation (FDIC) on April 29, 2011. The Call Report may be found on the FDIC’s website at http://cdr.ffiec.gov/Public/ following CapitalSource Bank’s filing with the FDIC.

About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender that provides financial products to middle market businesses and offers depository products and services in southern and central California through its wholly owned subsidiary CapitalSource Bank. As of March 31, 2011, CapitalSource had total assets of $9.3 billion and $4.7 billion in deposits. Visit www.capitalsource.com for more information.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about projected loan originations, our expectations regarding our application to become a bank holding company and convert CapitalSource Bank’s charter to a commercial charter, liquidity position at the Parent Company, growing our business and assets, projected loan production levels, deployment of excess capital at the Parent Company, profitability, the maturities of our recourse debt, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words ‘anticipate,’ ‘assume,’ ‘intend,’ ‘believe,’ ‘expect,’ ‘estimate,’ ‘forecast,’ ‘plan,’ ‘position,’ ‘project,’ ‘will,’ ‘should,’ ‘would,’ ‘seek,’ ‘continue,’ ‘outlook,’ ‘look forward,’ and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: changes in economic or market conditions or investment or lending opportunities; regulatory restrictions, restrictions imposed by our debt agreements; continued or worsening disruptions in credit and other markets; increase in interest rates and lending spreads; competitive and other market pressures on product pricing and services; reduced demand for our services; success and timing of other business strategies; and other factors described in CapitalSource’s 2010 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource First Quarter 2011 — Financial Supplement
Table of Contents

Consolidated Balance Sheets	13

Consolidated Statements of Income	14

Segment Statements of Income	15

Segment Balance Sheets	16

Selected Financial Data	17

Credit Quality Data	18

CapitalSource First Quarter 2011 — Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,151,495	$820,450
Restricted cash	76,577	128,586
Investment securities:
Available-for-sale, at fair value	1,370,353	1,522,911
Held-to-maturity, at amortized cost	179,077	184,473

Total investment securities	1,549,430	1,707,384
Loans:
Loans held for sale	17,997	205,334
Loans held for investment	6,067,726	6,152,876
Less deferred loan fees and discounts	(93,513)	(106,438)
Less allowance for loan losses	(283,274)	(329,122)

Loans held for investment, net	5,690,939	5,717,316

Total loans	5,708,936	5,922,650
Interest receivable	57,922	57,393
Other investments	67,906	71,889
Goodwill	173,135	173,135
Other assets	487,937	563,920

Total assets	$9,273,338	$9,445,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$4,708,349	$4,621,273
Credit facilities	—	67,508
Term debt	863,799	979,254
Other borrowings	1,368,462	1,375,884
Other liabilities	261,292	347,546

Total liabilities	7,201,902	7,391,465

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 323,345,312 and 323,225,355 shares issued and shares outstanding, respectively)	3,233	3,232
Additional paid-in capital	3,914,500	3,911,341
Accumulated deficit	(1,870,663)	(1,870,572)
Accumulated other comprehensive income, net	24,366	9,941

Total shareholders’ equity	2,071,436	2,053,942

Total liabilities and shareholders’ equity	$9,273,338	$9,445,407

CapitalSource First Quarter 2011 — Financial Supplement
CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(Unaudited)
Net interest income:
Interest income:
Loans	$123,500	$133,259	$156,250
Investment securities	18,352	16,830	14,591
Other	300	288	573

Total interest income	142,152	150,377	171,414
Interest expense:
Deposits	13,383	13,925	16,358
Borrowings	33,369	34,505	48,643

Total interest expense	46,752	48,430	65,001

Net interest income	95,400	101,947	106,413
Provision for loan losses	44,809	24,107	218,940

Net interest income (loss) after provision for loan losses	50,591	77,840	(112,527)

Operating expenses:
Compensation and benefits	30,379	29,906	34,183
Professional fees	7,188	8,807	10,370
Other administrative expenses	16,694	18,278	18,652

Total operating expenses	54,261	56,991	63,205

Other income (expense):
Gain on investments, net	23,515	7,780	6,079
(Loss) gain on derivatives	(1,878)	1,275	(4,337)
Net expense of real estate owned and other foreclosed assets	(10,173)	(19,775)	(40,492)
Other income (expense), net	6,527	(6,184)	16,475

Total other income (expense)	17,991	(16,904)	(22,275)

Net income (loss) from continuing operations before income taxes	14,321	3,945	(198,007)
Income tax expense (benefit)	11,162	(1,966)	21,006

Net income (loss) from continuing operations	3,159	5,911	(219,013)
Net income from discontinued operations, net of taxes	—	—	7,323

Net income (loss)	$3,159	$5,911	$(211,690)

Basic income (loss) per share:
From continuing operations	$0.01	$0.02	$(0.68)
From discontinued operations	$—	$—	$0.02
Net income (loss) per share	$0.01	$0.02	$(0.66)
Diluted income (loss) per share:
From continuing operations	$0.01	$0.02	$(0.68)
From discontinued operations	$—	$—	$0.02
Net income (loss) per share	$0.01	$0.02	$(0.66)
Average shares outstanding:
Basic	320,196,690	321,173,379	320,294,724
Diluted	326,963,738	326,657,654	320,294,724

Dividends declared per share	$0.01	$0.01	$0.01

CapitalSource Inc.
Segment Statements of Income
(Unaudited)
($ in thousands)

	Three Months Ended March 31, 2011
		OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
Net interest income:
Interest income	$91,804	$47,614	$2,734	$142,152
Interest expense	15,210	31,542	—	46,752

Net interest income	76,594	16,072	2,734	95,400
Provision for loan losses	11,242	33,567	—	44,809

Net interest income (loss) after provision for loan losses	65,352	(17,495)	2,734	50,591
Compensation and benefits	11,708	19,502	(831)	30,379
Professional fees	364	6,824	—	7,188
Other operating expenses	20,869	15,000	(19,175)	16,694

Total operating expenses	32,941	41,326	(20,006)	54,261
Total other income	2,965	32,354	(17,328)	17,991

Net income (loss) before income taxes	35,376	(26,467)	5,412	14,321
Income tax expense	3,095	8,067	—	11,162

Net income (loss)	$32,281	$(34,534)	$5,412	$3,159

	Three Months Ended December 31, 2010
		OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
Net interest income:
Interest income	$87,033	$66,523	$(3,179)	$150,377
Interest expense	15,511	32,919	—	48,430

Net interest income	71,522	33,604	(3,179)	101,947
Provision for loan losses	9,755	14,352	—	24,107

Net interest income after provision for loan losses	61,767	19,252	(3,179)	77,840
Compensation and benefits	10,773	19,133	—	29,906
Professional fees	530	8,277	—	8,807
Other operating expenses	20,213	15,322	(17,257)	18,278

Total operating expenses	31,516	42,732	(17,257)	56,991
Total other income (expense)	5,312	(5,226)	(16,990)	(16,904)

Net income (loss) before income taxes	35,563	(28,706)	(2,912)	3,945
Income tax expense (benefit)	18,854	(20,820)	—	(1,966)

Net income (loss)	$16,709	$(7,886)	$(2,912)	$5,911

	Three Months Ended March 31, 2010
		OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
Net interest income:
Interest income	$81,454	$92,333	$(2,373)	$171,414
Interest expense	17,301	47,700	—	65,001

Net interest income	64,153	44,633	(2,373)	106,413
Provision for loan losses	87,704	131,236	—	218,940

Net interest loss after provision for loan losses	(23,551)	(86,603)	(2,373)	(112,527)
Compensation and benefits	11,120	23,063	—	34,183
Professional fees	515	9,855	—	10,370
Other operating expenses	12,700	17,589	(11,637)	18,652

Total operating expenses	24,335	50,507	(11,637)	63,205
Total other income (expense)	8,159	(18,978)	(11,456)	(22,275)

Net loss from continuing operations before income taxes	(39,727)	(156,088)	(2,192)	(198,007)
Income tax (benefit) expense	(56)	21,062	—	21,006

Net loss from continuing operations	$(39,671)	$(177,150)	$(2,192)	$(219,013)

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	March 31, 2011				December 31, 2010
		OTHER				OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY		CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$440,928	$787,144	$—	$1,228,072	$377,054	$571,982	$—	$949,036
Investment securities:
Available-for-sale	1,348,771	21,582	—	1,370,353	1,510,384	12,527	—	1,522,911
Held-to-maturity	179,077	—	—	179,077	184,473	—	—	184,473
Loans	3,947,080	2,037,692	7,438	5,992,210	3,777,975	2,471,506	2,291	6,251,772
Allowance for loan losses	(132,970)	(150,304)	—	(283,274)	(124,878)	(204,244)	—	(329,122)

Loans, net of allowance for loan losses	3,814,110	1,887,388	7,438	5,708,936	3,653,097	2,267,262	2,291	5,922,650
Receivables due from affiliates	2,547	40,811	(43,358)	—	1,265	87,972	(89,237)	—
Other assets	394,648	396,042	(3,790)	786,900	391,095	479,154	(3,912)	866,337

Total assets	$6,180,081	$3,132,967	$(39,710)	$9,273,338	$6,117,368	$3,418,897	$(90,858)	$9,445,407

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$4,708,349	$—	$—	$4,708,349	$4,621,273	$—	$—	$4,621,273
Borrowings	400,000	1,832,261	—	2,232,261	412,000	2,010,646	—	2,422,646
Balance due to affiliates	40,811	2,547	(43,358)	—	87,972	1,265	(89,237)	—
Other liabilities	73,464	193,638	(5,810)	261,292	71,480	281,733	(5,667)	347,546

Total liabilities	5,222,624	2,028,446	(49,168)	7,201,902	5,192,725	2,293,644	(94,904)	7,391,465

Shareholders’ equity:
Common stock	921,000	3,233	(921,000)	3,233	921,000	3,232	(921,000)	3,232
Additional paid-in capital/retained earnings/deficit	30,767	1,076,922	936,148	2,043,837	(2,381)	1,112,080	931,070	2,040,769
Accumulated other comprehensive income, net	5,690	24,366	(5,690)	24,366	6,024	9,941	(6,024)	9,941

Total shareholders’ equity	957,457	1,104,521	9,458	2,071,436	924,643	1,125,253	4,046	2,053,942

Total liabilities and shareholders’ equity	$6,180,081	$3,132,967	$(39,710)	$9,273,338	$6,117,368	$3,418,897	$(90,858)	$9,445,407

Book value per outstanding share	$2.96	$3.42	$0.03	$6.41	$2.86	$3.48	$0.01	$6.35

CapitalSource First Quarter 2011 — Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
March 31,	December 31,	March 31,
2011	2010	2010
CapitalSource Bank Segment:

Performance ratios:
Return on average assets	2.17%	1.12%	(2.78%)
Return on average equity	13.98%	7.17%	(18.38%)
Yield on average interest earning assets	6.51%	6.13%	5.98%
Cost of interest bearing liabilities	1.22%	1.25%	1.47%
Deposits	1.16%	1.20%	1.45%
Borrowings	1.98%	1.98%	1.84%
Borrowing spread	0.96%	0.99%	1.24%
Net interest margin	5.43%	5.04%	4.71%
Operating expenses as a percentage of average total assets	2.21%	2.10%	1.71%
Core lending spread	7.96%	7.56%	7.61%
Loan yield	8.22%	7.82%	7.84%

Capital ratios:
Tier 1 leverage	13.47%	13.15%	11.78%
Total risk-based capital	18.80%	18.13%	17.35%
Tangible common equity to tangible assets	13.06%	12.61%	11.94%

Average balances ($ in thousands):
Average loans	$3,792,412	$3,650,091	$3,041,549
Average assets	6,046,033	5,942,619	5,780,554
Average interest earning assets	5,723,305	5,633,299	5,524,348
Average deposits	4,673,752	4,613,309	4,564,010
Average borrowings	373,278	317,337	208,289
Average equity	936,476	923,969	875,198

Other Commercial Finance Segment:

Performance ratios:
Return on average assets	(4.21%)	(0.86%)	(12.42%)
Return on average equity	(12.40%)	(2.64%)	(62.45%)
Yield on average interest earning assets	7.53%	8.96%	6.97%
Cost of interest bearing liabilities	6.73%	6.21%	4.48%
Borrowing spread	6.47%	5.95%	4.25%
Net interest margin	2.54%	4.53%	3.37%
Operating expenses as a percentage of average total assets	5.04%	4.69%	3.54%
Core lending spread	7.38%	8.71%	7.14%
Loan yield	7.64%	8.97%	7.37%

Leverage ratios:
Total debt to equity (as of period end)	1.66	x	1.79	x	3.90	x
Equity to total assets (as of period end)	35.25%	32.91%	19.49%

Average balances ($ in thousands):
Average loans	$2,331,652	$2,850,705	$5,060,833
Average assets	3,327,142	3,617,207	5,783,958
Average interest earning assets	2,565,261	2,944,676	5,372,395
Average borrowings	1,901,770	2,104,012	4,315,838
Average equity	1,129,542	1,183,331	1,150,372

Consolidated CapitalSource Inc.: (1)

Performance ratios:
Return on average assets	0.14%	0.25%	(7.74%)
Return on average equity	0.62%	1.13%	(44.29%)
Yield on average interest earning assets	6.95%	6.98%	6.39%
Cost of interest bearing liabilities	2.73%	2.73%	2.91%
Borrowing spread	2.47%	2.47%	2.68%
Net interest margin	4.67%	4.73%	3.97%
Operating expenses as a percentage of average total assets	2.36%	2.39%	2.23%

Leverage ratios:
Total debt to equity (as of period end)	3.35	x	3.43	x	4.77	x
Equity to total assets (as of period end)	22.34%	21.75%	16.90%
Tangible common equity to tangible assets	20.84%	20.27%	15.52%

Average balances ($ in thousands):
Average loans	6,126,161	6,473,048	8,081,642
Average assets	9,319,796	9,475,846	11,481,309
Average interest earning assets	8,290,663	8,550,228	10,876,004
Average borrowings	2,275,048	2,421,349	4,503,139
Average deposits	4,673,752	4,613,309	4,564,010
Average equity	2,069,960	2,081,134	2,005,639

(1)	Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2009	March 31, 2010
Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.77%	0.44%	0.86%	1.43%	3.27%
Loans 30-89 days contractually delinquent	$46.6	$27.8	$56.8	$109.7	$261.3

Loans 90 or more days contractually delinquent:
As a % of total loans	4.64%	5.03%	5.47%	5.98%	5.46%
Loans 90 or more days contractually delinquent	$282.4	$319.7	$362.6	$459.2	$436.8

Loans on non-accrual:(2)
As a % of total loans	9.03%	10.99%	11.89%	14.68%	14.25%
Loans on non-accrual	$549.4	$698.7	$787.9	$1,126.4	$1,140.1

Impaired loans:(3)
As a % of total loans	12.17%	14.65%	14.75%	19.15%	17.38%
Impaired loans	$740.6	$931.2	$977.5	$1,469.0	$1,390.6

Allowance for loan losses:
As a % of total loans	4.65%	5.17%	5.94%	7.54%	8.58%
Allowance for loan losses	$283.3	$329.1	$393.6	$578.6	$686.2

Net charge offs (last twelve months):
As a % of total average loans	5.78%	5.78%	6.78%	7.43%	7.50%
Net charge offs (last twelve months)	$397.6	$426.5	$535.6	$623.3	$654.8

(1)	Includes loans held for investment and loans held for sale. Excludes deferred loan fees and discounts and the allowance for loan losses.

(2)	Includes loans with an aggregate principal balance of $235.3 million, $270.5 million, $354.3 million, $371.9 million, and $402.1 million as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $11.5 million, $14.7 million, $37.5 million, $51.4 million, and $15.6 million as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

(3)	Includes loans with an aggregate principal balance of $243.8 million, $265.3 million, $340.0 million, $423.2 million, and $416.4 million as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $549.4 million, $684.1 million, $787.9 million, $1,075.0 million, and $1,124.6 million as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively, that were also classified as loans on non-accrual status.